Exhibit 99.1
May 9, 2007
MEDIA CONTACT: Rose B. Cummings, APR
Executive Director of Corporate Communications
(704) 858-5199
media@suncom.com

ANALYST CONTACT: Steven M. Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Announces First Quarter 2007 Results
Adjusted EBITDA Rises to $42.6 Million and Margin Expands to 20.5%
BERWYN, PA. - SunCom Wireless Holdings, Inc. (OTCBB: SWSH.OB) today reported updated financial results for the first quarter ended March 31, 2007. Adjusted EBITDA was $42.6 million, a 38 percent increase from $30.8 million in the fourth quarter of 2006, and a dramatic improvement from $7.4 million in the first quarter 2006. Net cash provided by operating activities in the first quarter of 2007 was $8.4 million compared with net cash used in operating activities of $21.6 million in the first quarter of 2006 and $28.5 million of net cash used in operating activities in the fourth quarter of 2006.
Service revenues for the quarter were $186.4 million compared with $155.5 million in the first quarter of 2006. The increase in Adjusted EBITDA and service revenues over the prior year period was driven by average revenue per user (ARPU) of $55.70, reflecting a 1% increase over fourth quarter 2006 ARPU of $55.17 and over a $4 increase from the $51.55 reported in the first quarter of 2006. The higher ARPU reflects the addition of subscribers at higher access points, higher feature revenues and higher miscellaneous revenues.
Adjusted EBITDA and service revenues also increased due to the net addition of 33,646 subscribers in the first quarter of 2007. Consolidated gross additions in the quarter were 107,851, while monthly churn improved to 2.2% from 2.5% in the first quarter of 2006.
Michael E. Kalogris, Chairman and CEO of SunCom Wireless, said: “We are very pleased that SunCom’s operational performance continued to improve in the first quarter. We have now experienced four consecutive quarters of improved ARPU, evidence that our strategy to improve this key metric is working.”
Adjusted EBITDA also benefited from improvements in the company’s cost structure, which included the decommissioning of its TDMA network, efficiencies in its GSM network, a reduction of incollect expenses and the benefits of increased scale over its fixed expenses.
Continental U.S. operations accounted for 20,136 net additions with the Puerto Rico operations accounting for 13,510 net additions in the first quarter of 2007. Gross additions were 68,106 in the continental U.S. and 39,745 in Puerto Rico compared with 78,960 and 37,355, respectively, a year ago. Churn in the U.S. operations was unchanged at 2.0% compared with a year ago, while Puerto Rico churn decreased to 2.7% from 4.0% a year ago.
Commenting on the operational results in the quarter, Bill Robinson, Executive Vice President of Operations said, “We are focused on providing great products, competitive pricing and a personal touch in customer service for our customers.”
Financial Highlights

•	Service revenue was $186.4 million in the first quarter, a 19.9% increase, compared with $155.5 million a year ago. The increase in service revenue was the result of higher ARPU and a greater number of subscribers compared with the first quarter of 2006.

•	ARPU increased to $55.70 in the first quarter from $51.55 a year ago, reflecting higher access revenues, increased feature revenues, as well as modest improvements in incollect and miscellaneous revenues.

•	Subscribers at quarter end were 1,120,838 compared with 1,007,114 at the end of the first quarter 2006. The company added 33,646 net customers in the first quarter 2007 on gross additions of 107,851.

•	Monthly churn for the first quarter 2007 was 2.2%, an improvement from the 2.5% in the first quarter of 2006.

•	Roaming revenue was $22.0 million compared with $21.5 million in the first quarter 2006. Roaming minutes of use increased 8.2% to 299.4 million in the quarter from 276.7 million minutes a year ago.

•	Cost of service was $62.9 million in the first quarter, a decrease of $5.0 million from $67.9 million a year ago. The decrease reflects the decommissioning of the TDMA network, a reduction in roaming expenses and lower toll rates.

•	Cost per gross addition (CPGA) was $402 compared with $382 a year ago, reflecting a reduction in leverage on fixed selling expenses in this quarter versus the year earlier period.

•	Adjusted EBITDA rose to $42.6 million from $7.4 million a year ago, while Adjusted EBITDA margin expanded to 20.5% from 4.2% in the first quarter of 2006 and from 15.4% in the fourth quarter of 2006.

•	Net cash provided by operating activities was $8.4 million in the first quarter compared with net cash used in operating activities of $21.6 million in the year-ago period

•	Capital expenditures were $5.3 million compared with $11.3 million a year ago.

•	The company ended the first quarter of 2007 with $209.7 million of cash and short-term investments.
Recent Developments
On April 20, 2007, SunCom’s shareholders approved the Exchange Agreement between SunCom Wireless Investment Co. LLC and holders of certain of SunCom Wireless Inc.’s subordinated notes as well as the adoption of the Agreement and Plan of Merger. Both proposals passed with the required majority of the outstanding SunCom shares, representing in each case over 80% of the total votes cast on the proposals. Under the terms of the Exchange Agreement, subordinated noteholders will exchange approximately 98% of the outstanding subordinated notes for 51.9 million shares of SunCom Wireless Holdings Inc.’s Class A Common stock, giving effect for a 1-for-10 reverse stock split effected under the Agreement and Plan of Merger.
Consummation of the Exchange Agreement cannot occur until the necessary approval is received from the Federal Communications Commission (FCC). Parties to the Exchange Agreement are actively working with the FCC to obtain the necessary approval.
About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to consumers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. With more than 1 million subscribers, SunCom is committed to being a different kind of wireless company focused on treating customers with respect, offering simple, straightforward plans and providing access to the largest GSM network and the latest technology choices. SunCom Wireless is a proud provider of Wireless AMBER Alerts. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$34,133	$37,683
Short-term investments	173,850	157,600
Restricted cash and short-term investments	1,689	1,668
Accounts receivable, net of allowance for doubtful accounts of $8,291 and $8,895, respectively	88,729	96,255
Accounts receivable – roaming partners	15,489	14,811
Inventory, net	25,668	27,441
Prepaid expenses	24,636	16,446
Assets held for sale	377	11,446
Other current assets	19,394	11,960

Total current assets	383,965	375,310

Long-term assets:
Property and equipment, net	462,918	480,880
Intangible assets, net	786,160	794,250
Other long-term assets	8,988	4,419

Total assets	$1,642,031	$1,654,859

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$74,818	$71,602
Accrued liabilities	84,925	89,134
Current portion of long-term debt	2,809	2,810
Other current liabilities	27,266	24,937

Total current liabilities	189,818	188,483

Long-term debt:
Capital lease obligations	454	531
Senior secured term loan	241,875	242,500
Senior notes	714,657	714,341

Senior long-term debt	956,986	957,372
Subordinated notes	732,904	732,365

Total long-term debt	1,689,890	1,689,737

Deferred income taxes, net	143,236	143,124
Deferred revenue	1,638	1,766
Deferred gain on sale of property and equipment	57,686	46,173
Other	5,429	2,468

Total liabilities	2,087,697	2,071,751

Commitments and contingencies	—	—

Stockholders’ deficit
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2007 and December 31, 2006	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of March 31, 2007 and December 31, 2006	—	—
Preferred stock, $0.01 par value, 17,000,000 shares authorized; no shares issued or outstanding as of March 31, 2007 and December 31, 2006	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 73,038,482 shares issued and 71,252,453 shares outstanding as of March 31, 2007 and 65,112,383 shares issued and 63,331,189 shares outstanding as of December 31, 2006	713	633
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; no shares issued and outstanding as of March 31, 2007 and 7,926,099 shares issued and outstanding as of December 31, 2006	—	79
Additional paid-in capital	612,524	611,961
Accumulated deficit	(1,057,162)	(1,027,824)
Class A common stock held in trust	—	(173)
Deferred compensation	—	173
Class A common stock held in treasury, at cost (1,786,029 and 1,781,194 shares, respectively)	(1,741)	(1,741)

Total stockholders’ deficit	(445,666)	(416,892)

Total liabilities and stockholders’ deficit	$1,642,031	$1,654,859

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Service	$186,435	$155,467
Roaming	22,002	21,466
Equipment	24,483	24,959

Total revenue	232,920	201,892
Operating Expenses:
Cost of service	62,932	67,948
Cost of equipment	38,867	39,221
Selling, general and administrative	89,040	88,627
Termination benefits and other related charges	—	898
Depreciation and asset disposal	24,146	103,499
Amortization	7,834	11,504

Total operating expenses	222,819	311,697

Income (loss) from operations	10,101	(109,805)
Interest expense	(38,334)	(37,742)
Interest and other income	2,404	4,094

Loss before taxes	(25,829)	(143,453)
Income tax provision	(3,098)	(3,752)

Net loss	$(28,927)	$(147,205)

Net loss per common share (Basic and Diluted)	$(0.42)	$(2.15)

Weighted average common shares outstanding (Basic and Diluted)	68,955,155	68,361,726

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(28,927)	$(147,205)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, asset disposal and amortization	31,980	115,003
Deferred income taxes	2,732	3,351
Accretion of interest	1,189	1,100
Bad debt expense	6,532	5,938
Non-cash compensation	564	2,196

Change in operating assets and liabilities:
Accounts receivable	(1,871)	(2,630)
Inventory	1,773	3,668
Prepaid expenses and other current assets	(9,337)	(6,468)
Intangible and other assets	(3,299)	(33)
Accounts payable	1,410	(1,724)
Accrued payroll and liabilities	(11,252)	(11,380)
Deferred revenue	1,437	1,712
Accrued interest	15,898	15,908
Other liabilities	(411)	(994)

Net cash provided by (used in) operating activities	8,418	(21,558)

Cash flows from investing activities:
Purchase of available for sale securities	(230,550)	(182,754)
Proceeds from sale of available for sale securities	214,300	226,000
Capital expenditures	(5,319)	(11,302)
Proceeds from sale of assets	26,274	1,548
Payment of direct costs on business transactions	(428)	—
Other	—	(26)

Net cash provided by investing activities	4,277	33,466

Cash flows from financing activities:
Payments under senior secured term loan	(625)	(625)
Change in bank overdraft	(8,316)	(12,031)
Principal payments under capital lease obligations	(77)	(76)
Payment of direct costs on business transactions	(7,227)	(804)

Net cash used in financing activities	(16,245)	(13,536)

Net decrease in cash and cash equivalents	(3,550)	(1,628)
Cash and cash equivalents, beginning of period	37,683	16,083

Cash and cash equivalents, end of period	$34,133	$14,455

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Three Months Ended
	March 31,		December 31,
Adjusted EBITDA	2007	2006	2006
		(Dollars in thousands)
Net cash provided by (used in) operating activities	$8,418	$(21,558)	$(28,515)
Change in operating assets and liabilities	5,652	1,941	32,070
Deferred income taxes	(2,732)	(3,351)	(3,822)
Interest expense	38,334	37,742	38,357
Accretion of interest	(1,189)	(1,100)	(1,210)
Interest and other income	(2,404)	(4,094)	(2,940)
Bad debt expense	(6,532)	(5,938)	(7,544)
Income tax expense	3,098	3,752	4,423

Adjusted EBITDA	$42,645	$7,394	$30,819
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, net cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal, amortization and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended		Three Months Ended
	March 31,		December 31,
Average Revenue Per User (ARPU)	2007	2006	2006
	(Dollars in thousands, except ARPU) Consolidated
Service revenue	$186,435	$155,467	$178,668
Subscriber retention credits	358	256	170
Revenue not generated by wireless subscribers	(2,309)	(3,175)	(2,244)

Adjusted service revenue	$184,484	$152,548	$176,594

Average subscribers	1,104,015	986,468	1,067,011
ARPU	$55.70	$51.55	$55.17

	Continental United		Puerto Rico and U.S.
ARPU	States		Virgin Islands
	Three Months Ended March 31,
	2007	2006	2007	2006
	(Dollars in thousands, except ARPU)
Service revenue	$132,960	$110,057	$53,475	$45,410
Subscriber retention credits	329	203	29	53
Revenue not generated by wireless subscribers	(131)	(116)	(2,178)	(3,059)

Adjusted service revenue	$133,158	$110,144	$51,326	$42,404

Average subscribers	783,052	716,962	320,963	269,506
ARPU	$56.68	$51.21	$53.30	$52.45
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two.

	Three Months Ended		Three Months Ended
	March 31,		December 31,
CCPU and CPGA	2007	2006	2006
	(Dollars in thousands, except CCPU and CPGA) Consolidated
Cost of service	$62,932	$67,948	$64,858
General and administrative expense	52,745	51,431	51,441
Less: non-cash compensation included in cost of service and general and administrative expense	(488)	(1,932)	(415)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	842	(95)
Total cost of equipment – transactions with existing subscribers	20,638	19,480	20,076

CCPU operating expenses	135,827	137,769	135,865

Selling expense (1)	36,295	37,196	37,134
Less: non-cash compensation included in selling expense	(76)	(264)	(76)
Plus: termination benefits allocated to selling expense (1)	—	56	—
Total cost of equipment – transactions with new subscribers (1)	18,229	19,741	21,503

CPGA operating expenses	54,448	56,729	58,561

Non-cash compensation	564	2,196	491
Depreciation and asset disposal	24,146	103,499	21,284
Amortization	7,834	11,504	8,488

Total operating expenses	222,819	311,697	224,689

CCPU operating expenses (from above)	135,827	137,769	135,865
Subscriber retention credits	358	256	170
Equipment revenue – transactions with existing subscribers	(13,391)	(12,648)	(12,990)

CCPU costs, net	$122,794	$125,377	$123,045

	Three Months Ended		Three Months Ended
	March 31,		December 31,
CCPU and CPGA	2007	2006	2006
	(Dollars in thousands, except CCPU and CPGA) Consolidated
Average subscribers	1,104,015	986,468	1,067,011
CCPU	$37.07	$42.37	$38.44

CPGA operating expenses (from above)	54,448	$56,729	58,561
Equipment revenue – transactions with new subscribers	(11,092)	(12,311)	(12,359)

CPGA costs, net	$43,356	$44,418	$46,202

Gross subscriber additions	107,851	116,315	119,680
CPGA	$402	$382	$386

	Continental United States		Puerto Rico and U.S. Virgin Islands
	Three Months Ended March 31,
CCPU and CPGA	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$52,079	$56,930	$10,853	$11,018
General and administrative expense	38,836	35,761	13,909	15,670
Less: non-cash compensation included in cost of service and general and administrative expense	(481)	(1,928)	(7)	(4)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	842	—	—
Total cost of equipment – transactions with existing subscribers	15,658	15,391	4,980	4,089

CCPU operating expenses	106,092	106,996	29,735	30,773

Selling expense (1)	25,459	27,943	10,836	9,253
Less: non-cash compensation included in selling expense	(33)	(247)	(43)	(17)
Plus: termination benefits allocated to selling expense (1)	—	56	—	—
Total cost of equipment – transactions with new subscribers (1)	10,742	13,136	7,487	6,605

CPGA operating expenses	36,168	40,888	18,280	15,841

Non-cash compensation	514	2,175	50	21
Depreciation and asset disposal	21,645	83,438	2,501	20,061
Amortization	3,398	5,038	4,436	6,466

Total operating expenses	167,817	238,535	55,002	73,162

CCPU operating expenses (from above)	106,092	106,996	29,735	30,773
Subscriber retention credits	329	203	29	53
Equipment revenue – transactions with existing subscribers	(10,924)	(11,270)	(2,467)	(1,378)

CCPU costs, net	$95,497	$95,929	$27,297	$29,448

Average subscribers	783,052	716,962	320,963	269,506
CCPU	$40.65	$44.60	$28.35	$36.42

CPGA operating expenses (from above)	36,168	40,888	18,280	15,841
Equipment revenue – transactions with new subscribers	(7,286)	(8,855)	(3,806)	(3,456)

CPGA costs, net	$28,882	$32,033	$14,474	$12,385

Gross subscriber additions	68,106	78,960	39,745	37,355
CPGA	$424	$406	$364	$332

We believe Cash Costs per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations and subscriber revenue retention credits, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with GAAP.
We believe Cost per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SELECTED OPERATING METRICS BY GEOGRAPHIC LOCATION
Consolidated operations
The table below summarizes the consolidated key metrics of our operations as of and for the three months ended March 31, 2007 and 2006.

	As of and for the three months ended March 31,
	2007	2006	Change	Change %
Gross additions	107,851	116,315	(8,464)	(7.3%)
Net additions	33,646	41,292	(7,646)	(18.5%)
Subscribers (end of period)	1,120,838	1,007,114	113,724	11.3%
Monthly subscriber churn	2.2%	2.5%	0.3%	12.0%
Average revenue per user	$55.70	$51.55	$4.15	8.1%
Cost per gross addition	$402	$382	$(20)	(5.2%)
Continental United States segment operations
The table below summarizes the continental United States segment key metrics of our operations as of and for the three months ended March 31, 2007 and 2006.

	As of and for the three months ended March 31,
	2007	2006	Change	Change %
Gross additions	68,106	78,960	(10,854)	(13.7%)
Net additions	20,136	35,982	(15,846)	(44.0%)
Subscribers (end of period)	793,120	734,953	58,167	7.9%
Monthly subscriber churn	2.0%	2.0%	—	—
Average revenue per user	$56.68	$51.21	$5.47	10.7%
Cost per gross addition	$424	$406	$(18)	(4.4%)
Puerto Rico and U.S. Virgin Islands segment operations
The table below summarizes the Puerto Rico and U.S. Virgin Islands segment key metrics of our operations as of and for the three months ended March 31, 2007 and 2006.

	As of and for the three months ended March 31,
	2007	2006	Change	Change %
Gross additions	39,745	37,355	2,390	6.4%
Net additions	13,510	5,310	8,200	154.4%
Subscribers (end of period)	327,718	272,161	55,557	20.4%
Monthly subscriber churn	2.7%	4.0%	1.3%	32.5%
Average revenue per user	$53.30	$52.45	$0.85	1.6%
Cost per gross addition	$364	$332	$(32)	(9.6%)